Exhibit 10.10

FIRST STATE BANCORPORATION 2003 EQUITY INCENTIVE PLAN

1. Recitals. Pursuant to its authority under Section 13.1 of the First State Bancorporation 2003 Equity Incentive Plan (the “Plan”), First State Bancorporation wishes to revise certain provisions of the Plan.

2. Amendment of Plan. The following amendment to the Plan is adopted, effective as provided in Paragraph 3 below:

A.	Section 5.6 is amended in its entirety to read as follows:

NO REPRICING OF AWARDS. No modifications to reduce the exercise price (repricing) of previously fixed stock options, stock appreciation rights or any other Award, including an Award granted pursuant to Section 10 herein, may be made pursuant to the Plan.

3. Effective Date. This Second Amendment shall be effective as of the Effective Date of the Plan.

4. Terms and Conditions of Plan. Except for the amendment in paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

[Next page is execution page.]

Second Amendment to 2003 Equity Incentive Plan

IN WITNESS WHEREOF, First State Bancorporation has caused this Second Amendment to be executed by its duly authorized officer as of the date set forth below.

FIRST STATE BANCORPORATION

By:	/s/ Michael R. Stanford
Michael R. Stanford
Title:	President and Chief Executive Officer
Date: April 19, 2006

Second Amendment to 2003 Equity Incentive Plan